UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04   Triggering Events that Accelerate or Increase a Direct Financial Obligation

On April 29, 2014, Advanced Cell Technology, Inc. (the “Company”) received notice (the “Acceleration Notice”) from each of CAMOFI Master LDC (“CAMOFI”) and CAMHZN Master LDC (“CAMHZN” and together with CAMOFI, the “Holders”) of the Holders’ declaration that the aggregate principal amount remaining under the Amortizing Senior Secured Convertible Notes due June 30, 2015 issued by the Company and held by each of CAMOFI and CAMHZN (collectively, the “Notes”), subject to adjustment as set forth therein, together with any other amounts owed under the Notes (collectively, the “Owed Amount”), were immediately due and payable in accordance with their terms. The Acceleration Notice followed the delivery of a notice (the “Default Notice”) from the Holders to the Company on April 15, 2014 stating that, due to the Company’s failure to deliver shares of common stock issuable to the Holders within three days of a conversion event, an “Event of Default” under the Notes had occurred and the Holders were reserving all rights held by them arising from such Event of Default. At the time of the conversion event, the Company determined not to deliver the shares to the Holders in order to comply with applicable securities laws. The Company later delivered the shares to the Holders in compliance with applicable securities laws, prior to the delivery of the Default Notice. The right of the Holders to make a declaration of acceleration under the Notes, as well as the delivery to the Company of the Default Notice, was previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2014.

Item 8.01   Other Events

The disclosure contained in Item 2.04 above is hereby incorporated by reference into this Item 8.01. On May 2, 2014 the Company paid to the Holders the Owed Amount, in an aggregate amount of approximately $1,616,000 calculated in accordance with the payment acceleration provisions of the Notes and satisfying the Company’s obligations under the Notes. Upon the payment by the Company of the Owed Amount, the Company satisfied in full its obligations under the Notes and the terms of the Settlement Agreement and Mutual Release dated as of December 31, 2012 pursuant to which the Notes were issued in January 2013. The Company received correspondence from the Holders stating that the Holders believe the aggregate amount due to be different than the amount the Company paid. The Company believes that its interpretation of the Notes is accurate and complete.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about the Company’s and the Holders’ interpretation of the Notes.  These statements are often, but not always, made through the use of words or phrases such as “may,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: any dispute that the Company and the Holders continue to have over the aggregate amount paid to the Holders; any delay in the filing of required periodic reports with the SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; adverse effects on the Company’s business as a result of any dispute with the Holders; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014	Advanced Cell Technology, Inc.

	By:	/s/ Edward Myles
Edward Myles Interim President, CFO & Executive Vice President of Corporate Development